Exhibit 99.2
	PG&E Corporation Supplemental Earnings Materials for the Quarter Ended June 30,2011 Table of Contents	PAGE

Table 1	PG&E Corporation Earnings from Operations and GAAP Income	2

Table 2	Pacific Gas and Electric Company (Utility) Earnings from Operations and GAAP Income	3

Table 3	Key Drivers of Earnings per Share from Operations	4

Table 4	Share Statistics	5

Table 5	Performance Metrics	6-7

Table 6	Operating Statistics	8

Table 7	EPS Guidance	9-10

Table 8	Earnings Sensitivities	11

Table 9	Cash Flow Sources and Uses	12

Table 10	Consolidated Cash Position	13

Table 11	Long-Term Debt	14

Table 12	Long-Term Debt Repayment Schedule and Interest Rates	15

Table 13	Description of Selected Regulatory Cases	16-18

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PG&E Corporation

Table 14	Condensed Consolidated Statements of Income	19

Table 15	Condensed Consolidated Balance Sheets	20-21

Table 16	Condensed Consolidated Statements of Cash Flows	22-23

Pacific Gas and Electric Company

Table 17	Condensed Consolidated Statements of Income	24

Table 18	Condensed Consolidated Balance Sheets	25-26

Table 19	Condensed Consolidated Statements of Cash Flows	27-28

Table 1: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Second Quarter and Year-to-Date, 2011 vs. 2010
(in millions, except per share amounts)

	Three months ended June 30,				Six months ended June 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2011	2010	2011	2010	2011	2010	2011	2010

PG&E Corporation Earnings from Operations (1)	$406	$353	$1.02	$0.91	$636	$656	$1.60	$1.71
Items Impacting Comparability: (2)
Natural gas pipeline matters (3)	(44)		(0.11)		(75)		(0.19)
Statewide ballot initiative (4)	-	(20)	-	(0.05)	-	(45)	-	(0.12)
Federal healthcare law (5)	-	-	-	-	-	(20)	-	(0.05)
PG&E Corporation Earnings on a GAAP basis	$362	$333	$0.91	$0.86	$561	$591	$1.41	$1.54

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
During the three and six months ended June 30, 2011, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”) incurred costs of $44 million and $75 million, after-tax, respectively, in connection with natural gas pipeline matters.  These amounts included pipeline-related costs to review records, validate operating pressures, conduct hydrostatic pressure tests, inspect pipelines, and perform other activities associated with the Utility’s natural gas pipeline system.  These costs also included an increase in the provision for third-party liability claims related to the San Bruno accident, reflecting the outcome of settlements and changes in estimates and assumptions regarding these claims.  Costs incurred were partially offset by insurance recoveries that have been deemed probable under applicable accounting standards as of June 30, 2011.

(after-tax)	Three months ended June 30, 2011	Six months ended June 30, 2011

Pipeline-related costs	$(45)	$(76)
Third-party liability claims	(35)	(35)
Insurance recoveries	36	36

Natural gas pipeline matters	$(44)	$(75)

(4)	During the three and six months ended June 30, 2010, the Utility contributed $20 million and $45 million, respectively, to support Proposition 16 - The Taxpayers Right to Vote Act.

(5)	During the six months ended June 30, 2010, the Utility recognized a charge of $20 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

Table 2: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Second Quarter and Year-to-Date, 2011 vs. 2010
(in millions)

	Three months ended June 30, 2011		Six months ended June 30, 2011

	Earnings		Earnings
	2011	2010	2011	2010
Pacific Gas and Electric Company Earnings from Operations (1)	$399	$355	$628	$661
Items Impacting Comparability: (2)
Natural gas pipeline matters (3)	(44)	-	(75)	-
Statewide ballot initiative (4)	-	(20)	-	(45)
Federal healthcare law (5)	-	-	-	(20)
Pacific Gas and Electric Company Earnings on a GAAP basis	$355	$335	$553	$596

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
During the three and six months ended June 30, 2011, the Utility incurred costs of $44 million and $75 million, after-tax, respectively, in connection with natural gas pipeline matters.  These amounts included pipeline-related costs to review records, validate operating pressures, conduct hydrostatic pressure tests, inspect pipelines, and perform other activities associated with the Utility’s natural gas pipeline system.  These costs also included an increase in the provision for third-party liability claims related to the San Bruno accident, reflecting the outcome of settlements and changes in estimates and assumptions regarding these claims.  Costs incurred were partially offset by insurance recoveries that have been deemed probable under applicable accounting standards as of June 30, 2011.

(after-tax)	Three months ended June 30, 2011	Six months ended June 30, 2011

Pipeline-related costs	$(45)	$(76)
Third-party liability claims	(35)	(35)
Insurance recoveries	36	36

Natural gas pipeline matters	$(44)	$(75)

(4)	During the three and six months ended June 30, 2010, the Utility contributed $20 million and $45 million, respectively, to support Proposition 16 - The Taxpayers Right to Vote Act.

(5)	During the six months ended June 30, 2010, the Utility recognized a charge of $20 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

Table 3: Key Drivers of PG&E Corporation Earnings per Common Share from Operations
Second Quarter and Year-to-Date, 2011 vs. 2010
($/Share, Diluted)

Second Quarter 2010 EPS from Operations (1)	$0.91

Increase in rate base earnings	0.17
2011 GRC and GT&S expense recovery	0.07

Nuclear refueling outage	(0.06)
Gas transmission revenues	(0.02)
Storm and outage expenses	(0.01)
Litigation and regulatory matters	(0.01)
Increase in shares outstanding	(0.03)
Second Quarter 2011 EPS from Operations (1)	$1.02

2010 YTD EPS from Operations (1)	$1.71

Increase in rate base earnings	0.21

Nuclear refueling outage	(0.06)
Gas transmission revenues	(0.05)
Storm and outage expenses	(0.06)
Litigation and regulatory matters	(0.07)
Increase in shares outstanding	(0.06)
Miscellaneous items	(0.02)
2011 YTD EPS from Operations (1)	$1.60

(1)	See Table 1 for a reconciliation of EPS from operations to EPS on a GAAP basis.

Table 4: PG&E Corporation Share Statistics
Second Quarter, 2011 vs. 2010
(shares in millions, except per share amounts)

	Second Quarter 2011	Second Quarter 2010	% Change

Common Stock Data

Book Value per share – end of period (1)	$29.37	$27.89	5.31%

Weighted average common shares outstanding, basic	399	373	6.97%
Employee share-based compensation	1	2	(50.00)%
Weighted average common shares outstanding, diluted	400	375	6.67%
9.5% Convertible Subordinated Notes (participating securities)	-	15	(100.00)%
Weighted average common shares outstanding and participating securities, diluted	400	390	2.56%

(1)	Common shareholders’ equity per common share outstanding at period end (the second quarter of 2010 includes the effect of participating securities).

Table 5: Operational Performance Metrics
Second Quarter Year-to-Date Actual 2011 vs. Targets 2011

			2011
		Percentage Weight (1)	YTD Actual	Target

1.	Earnings from Operations (in millions)	50%	$636	See note (2)

2.	Operational Excellence Index	25%	0.591	1.000

3.	Customer Satisfaction & Brand Health Index	15%	72.7	75.3

4.	Employee Engagement Premier Survey	5%	See note (3)	69.59%

5.	Environmental Leadership Index	5%	0.58	1.00

(1)	Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.

(2)
2011 target is not publicly reported but is consistent with the guidance range originally provided for 2011 EPS from operations of $3.65 to $3.80.  The current publicly disclosed guidance range for 2011 EPS from operations is $3.45 to $3.60.

(3)	The Employee Engagement Premier Survey will be administered in September 2011 with results available in November 2011.

DEFINITIONS OF 2011 OPERATIONAL PERFORMANCE METRICS FROM TABLE 5:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Tables 1 and 2 above.

The 2011 target for earnings from operations is not publicly reported but is consistent with the guidance range originally provided for 2011 EPS from operations of $3.65 to $3.80.  The current publicly disclosed guidance range for PG&E Corporation’s 2011 EPS from operations is $3.45 to $3.60.   For a reconciliation of 2011 EPS guidance on an earnings from operations basis to a GAAP basis, see Table 7.

2.	Operational Excellence Index:

The Operational Excellence Index is a composite of categories outlined below.  Overall, these metrics provide a balanced view on electric reliability, gas reliability, and safety.  A higher index score indicates better performance in operational excellence.
1. System Average Interruption Frequency Index (SAIFI) – 20% weight
2. Customer Average Interruption Duration Index (CAIDI) – 20% weight
3. Gas Immediate Response – 10% weight
4. Gas Leak Survey Quality – 10% weight
5. Occupational Safety & Health Administration (OSHA) Recordable Rate – 30% weight
6. Motor Vehicle Incident (MVI) Rate – 10% weight

SAIFI is a measure of the frequency that customers experience electrical outages.  CAIDI is a measure of the average duration of electrical outages.  Gas Immediate Response indicates how often calls that require immediate response are responded to within one hour.  The Gas Leak Survey Quality metric is a composite that measures both the quality of gas leak survey assessments as well as the number of those assessments.  The OSHA Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees per year.  The MVI Rate measures the number of chargeable motor vehicle incidents per 1 million miles driven.  A chargeable incident is one where the Company driver could have prevented an incident, but failed to take reasonable steps to do so.

3.	Customer Satisfaction & Brand Health Index:

The Customer Satisfaction & Brand Health Index is a combination of a Customer Satisfaction Score, which has a 75 percent weighting and a Brand Favorability Score, which has a 25 percent weighting in the composite.  The Customer Satisfaction Score is a measure of overall satisfaction with the Utility’s operational performance in delivering services such as reliability, pricing of services, and customer service experience.  The Brand Favorability Score is a measure of the overall favorability towards the the Utility’s brand, and measures the emotional connection that customers have with the brand and is based on assessing perceptions regarding the Utility’s images, such as trust, heritage, and social responsibility.  The Customer Satisfaction & Brand Health Index measures residential, small business, and medium business customer perceptions with weightings of 60 percent for residential customers and 40 percent for business customers.  A higher index score indicates better performance in customer satisfaction and brand health.

4.	Employee Engagement Survey:

The Employee Engagement Score is derived by averaging the percent favorable responses to 8 survey items. A higher score indicates better performance in employee engagement.

5.	Environmental Leadership Index:

The Environmental Leadership Index is a combination of environmental compliance, which has a 50 percent weighting and operational footprint, which has a 50 percent weighting in the composite.  The environmental compliance is determined by the number of Notice of Violation (NOV) notices.  The operational footprint is measured by reducing energy and water use, and increasing the diversion of solid waste at company facilities.  A higher index score indicates better performance in environmental leadership.

Table 6: Pacific Gas and Electric Company Operating Statistics
Second Quarter and Year-to-Date, 2011 vs. 2010

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Electric Sales (in millions kWh)
Residential	6,848	6,905	14,725	14,609
Commercial	7,917	8,119	15,603	15,556
Industrial	3,613	3,643	6,937	6,823
Agricultural	1,096	1,242	1,697	1,875
BART, public street and highway lighting	169	183	372	372
Sales from Energy Deliveries	19,643	20,092	39,334	39,235

Total Electric Customers at June 30			5,190,753	5,158,210

Bundled Gas Sales (in millions MCF)
Residential	43	43	127	121
Commercial	13	13	31	31
Total Bundled Gas Sales	56	56	158	152
Transportation Only	107	115	238	264
Total Gas Sales	163	171	396	416

Total Gas Customers at June 30			4,326,491	4,292,478

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	3,911	4,989	8,675	9,712
Hydro (net)	3,678	2,867	6,747	4,952
Fossil	585	542	1,643	1,669
Total Utility Generation	8,174	8,398	17,065	16,333
Purchased Power
Qualifying Facilities, including renewable resources	3,504	3,597	6,763	6,852
Irrigation Districts	1,508	1,170	2,703	1,610
Renewable Resources, excluding QF’s	2,546	2,009	4,497	3,566
Other Purchased Power	2,300	1,459	4,590	2,547
Spot Market Purchases/Sales, net	500	1,473	584	5,250
Total Purchased Power	10,358	9,708	19,137	19,825

Delivery from DWR	529	902	1,151	2,049
Delivery to Direct Access Customers	2,131	1,406	3,948	2,637
Other (includes energy loss)	(1,549)	(322)	(1,967)	(1,609)
Total Electric Energy Delivered	19,643	20,092	39,334	39,235

Diablo Canyon Performance
Overall capacity factor (including refuelings)	80%	100%	90%	101%
Refueling outage period	5/1/11-6/5/11	None	5/1/11-6/5/11	None
Refueling outage duration during the period (days)	35.8	None	35.8	None

Table 7: PG&E Corporation EPS Guidance

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.45	$3.60

Estimated Items Impacting Comparability: (1)
Natural Gas Pipeline Matters (2)	(0.99)	(0.51)
Estimated EPS on a GAAP Basis	$2.46	$3.09

(1)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.
(2)
The estimate includes pipeline-related costs associated with the increased scope of work that the Utility expects to undertake on its natural gas pipeline system, as well as third-party liability claims in addition to the provision of $220 million recorded in 2010. Total estimated costs are partially offset by insurance recoveries for third-party claims, which include amounts recognized during the six months ended June 30, 2011.

(in millions, pre-tax)	Low guidance range	High guidance range

Pipeline-related costs	$(550)	$(350)
Third-party liability claims	(180)	(59)
Insurance recoveries	60	60 *

Natural gas pipeline matters	$(670)	$(349)

*Although the Utility considers it likely that a significant portion of the costs it incurs for third-party claims will be covered through its insurance, insurance recoveries are recognized only when deemed probable under applicable accounting standards.  The guidance range does not include any estimates of future insurance recoveries or potential future fines or penalties.

Management's statements regarding guidance for earnings from operations per common share for PG&E Corporation and general earnings sensitivities constitute forward-looking statements that are based on current expectations and various assumptions and estimates that management believes are reasonable. These statements, assumptions, and estimates are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

●	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within authorized levels and timely recover its costs through rates;

●
the outcome of pending and future regulatory, legislative, or other proceedings or investigations related to the San Bruno accident, the results of the Utility’s system-wide review of the class location designations for its natural gas transmission, and the safety of the Utility’s natural gas transmission pipelines in its northern and central California service territory; whether the CPUC approves the proposed resolution of the investigation of the Rancho Cordova accident; whether the Utility incurs civil or criminal penalties as a result of these proceedings or investigations; the ultimate amount of costs the Utility incurs in connection with its natural gas pipeline system that the Utility is unable to recover through rates or insurance; and whether the Utility incurs third-party liabilities or other costs in connection with electric or natural gas service disruptions caused by pressure reductions in the Utility’s natural gas pipeline system;

●
the outcome of future investigations or proceedings relating to the Utility’s compliance with law, rules, regulations, or orders applicable to the operation, inspection, and maintenance of its electric and gas facilities;

●
reputational harm that PG&E Corporation and the Utility may suffer depending on the outcome of the various regulatory proceedings and investigations of the San Bruno accident and natural gas pipeline matters including the findings of the CPUC’s independent review panel; service disruptions caused by pressure reductions in the Utility’s natural gas pipeline system, the outcome of civil litigation; and the extent to which additional regulatory, civil, or criminal proceedings may be pursued by regulatory or governmental agencies;

●
the adequacy and price of electricity and natural gas supplies, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

●
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, human errors, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

●
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

●	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

●
changes in customer demand for electricity (“load”) and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, the development of alternative energy technologies including self-generation and distributed generation technologies, or other reasons;

●
the occurrence of unplanned outages at the Utility’s two nuclear generating units at Diablo Canyon, the availability of nuclear fuel, and the ability of the Utility to procure replacement electricity if nuclear generation from Diablo Canyon were unavailable;

●
the outcome of seismic studies the Utility is conducting that could affect the Utility’s ability to continue operating Diablo Canyon or renew the operating licenses for Diablo Canyon, the issuance of NRC orders or the adoption of new legislation or regulations to address seismic risks at nuclear facilities to avoid the type of damage sustained by nuclear facilities in Japan following the March 2011 earthquake, or to address the operations, decommissioning, storage of spent nuclear fuel, security, safety, cooling water intake, or other matters associated with the operations at Diablo Canyon and whether the Utility is able to comply with such new orders, legislation, or regulations;

●
whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms, such as the CPUC’s incentive ratemaking mechanism relating to energy savings achieved through implementation of the utilities’ customer energy efficiency programs;

●	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

●
whether the Utility can successfully complete its program to install advanced meters for its electric and natural gas customers, allay customer concerns about the new metering technology, and integrate the new meters with its customer billing and other systems while also implementing the system design changes necessary to accommodate retail electric rates based on dynamic pricing (i.e., electric rates that can vary with the customer’s time of use and are more closely aligned with wholesale electricity prices);

●
how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company and the extent to which the interpretation or enforcement of these conditions has a material impact on PG&E Corporation;

●	the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation, that are not recoverable through insurance, rates, or from other third parties;

●	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

●
the impact of environmental laws and regulations addressing the reduction of carbon dioxide and other greenhouse gas, water, the remediation of hazardous waste, and other matters, and whether the Utility is able to recover the costs of compliance with such laws, including the cost of emission allowances and offsets that the Utility may incur under federal or state cap and trade regulations;

●
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits cities and counties to purchase and sell electricity for their local residents and businesses; and

●	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

●	other factors and risks discussed in PG&E Corporation and the Utility’s 2010 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Table 8: General Earnings Sensitivities
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2011 Earnings Impact

Rate base	+/- $100 million change in allowed rate base	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $12 million

Share count	+/- 1% change in average shares	+/- $.04 per share

Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and California Gas Transmission	+/- $.01 per share

These general earnings sensitivities that may affect 2011 earnings are forward-looking statements that are based on various assumptions.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see Table 7.

Table 9: Cash Flow Sources and Uses
Year-to-Date 2011
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, January 1, 2011	$291

Sources of Cash
Cash from operations	$1,905
Decrease in restricted cash	198
Investments in and proceeds from nuclear decommissioning trust, net	38
Borrowings under revolving credit facilities, net	75
Net proceeds from issuance of commercial paper	265
Net proceeds from issuance of long term debt	298
Common stock issued	257
$3,036

Uses of Cash
Capital expenditures	$1,897
Long-term debt matured	500
Energy recovery bonds matured	191
Common stock dividends paid	349
Other	40
$2,977

Cash and Cash Equivalents, June 30, 2011	$350

Table 10: PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Cash Position
Second Quarter, 2011 vs. 2010
(in millions)

	2011	2010	Change

Cash Flow from Operating Activities (YTD June 30)
PG&E Corporation	$(29)	$(9)	$(20)
Pacific Gas and Electric Company	1,934	1,382	552
	1,905	1,373	$532

Consolidated Cash Balance (at June 30)
PG&E Corporation	$240	$205	$35
Pacific Gas and Electric Company	110	60	50
	$350	$265	$85

Consolidated Restricted Cash Balance (at June 30)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company (1)	382	596	$(214)
	$382	$596	$(214)

(1) Includes $15 million and $13 million of restricted cash classified as Other Noncurrent Assets – Other in the Condensed Consolidated Balance Sheets at June 30, 2011 and 2010, respectively.

Table 11: PG&E Corporation’s and Pacific Gas and Electric Company’s Long-Term Debt
Second Quarter 2011 vs. Year-End 2010
(in millions)

	Balance at
	June 30, 2011	December 31, 2010
PG&E Corporation
Senior notes, 5.75%, due 2014	350	350
Unamortized discount	(1)	(1)
Total senior notes	349	349
Total PG&E Corporation long-term debt, net of current portion	349	349
Utility
Senior notes:
4.20% due 2011	-	500
6.25% due 2013	400	400
4.80% due 2014	1,000	1,000
5.625% due 2017	700	700
8.25% due 2018	800	800
3.50% due 2020	800	800
4.25% due 2021	300	-
6.05% due 2034	3,000	3,000
5.80% due 2037	950	950
6.35% due 2038	400	400
6.25% due 2039	550	550
5.40% due 2040	800	800
Less: current portion	-	(500)
Unamortized discount, net of premium	(50)	(52)
Total senior notes	9,650	9,348
Pollution control bonds:
Series 1996 C, E, F, 1997 B, variable rates (1), due 2026 (2)	614	614
Series 1996 A, 5.35%, due 2016	200	200
Series 2004 A-D, 4.75%, due 2023 (3)	345	345
Series 2009 A-D, variable rates (4), due 2016 and 2026 (5)	309	309
Series 2010 E, 2.25%, due 2026 (6)	50	50
Less: current portion	(50)	(309)
Total pollution control bonds	1,468	1,209
Total Utility long-term debt, net of current portion	11,118	10,557
Total consolidated long-term debt, net of current portion	$11,467	$10,906

(1) At June 30, 2011, interest rates on these bonds and the related loans ranged from 0.03% to 0.08%.
(2) Each series of these bonds is supported by a separate letter of credit that expires on May 31, 2016. Although the stated maturity date is 2026, each series will remain outstanding only if the Utility extends or replaces the letter of credit related to the series or otherwise obtains consent from the issuer to the continuation of the series without a credit facility.

(3) The Utility has obtained credit support from insurance companies for these bonds.
(4) At June 30, 2011, interest rates on these bonds and the related loans ranged from 0.02% to 0.05%.
(5) Each series of these bonds is supported by a separate direct-pay letter of credit that expires on May 31, 2016. The Utility may choose to provide a substitute letter of credit for any series of these bonds, subject to a rating requirement.

(6) These bonds bear interest at 2.25% per year through April 1, 2012, are subject to mandatory tender on April 2, 2012, and may be remarketed in a fixed or variable rate mode.

Table 12: PG&E Corporation’s and Pacific Gas and Electric Company’s Repayment Schedule and Interest Rates - Long-Term Debt and Energy Recovery Bonds as of June 30, 2011
(in millions, except interest rates)

	2011	2012	2013	2014	2015	Thereafter	Total
LONG-TERM DEBT:
PG&E Corporation
Average fixed interest rate	-	-	-	5.75%	-	-	5.75%
Fixed rate obligations	$-	$-	$-	$350	$-	$-	$350
Utility
Average fixed interest rate	-	2.25%	6.25%	4.80%	-	5.80%	5.70%
Fixed rate obligations	$-	$50 (1)	$400	$1,000	$-	$8,845	$10,295
Variable interest rate as of June 30, 2011	-	-	-	-	-	0.04%	0.04%
Variable rate obligations	$-	$-	$-	$-	$-	$922 (2)	$922
Less: current portion	-	(50)	-	-	-	-	(50)
Total consolidated long-term debt	$-	$-	$400	$1,350	$-	$9,767	$11,517

(1) These bonds, due in 2026, are subject to a mandatory tender on April 2, 2012 and may be remarketed in a fixed or variable rate mode. Accordingly, the bonds have been classified for repayment purposes in 2012.

(2) These bonds, due in 2016 and 2026, are backed by letters of credit that expire on May 31, 2016.

ENERGY RECOVERY BONDS (3):	2011	2012	Total
Utility
Average fixed interest rate	4.59%	4.66%	4.64%
Energy recovery bonds	$213	$423	$636

(3) These bonds were issued by PG&E Energy Recovery Funding LLC (“PERF”), a wholly owned consolidated subsidiary of Pacific Gas and Electric Company. The proceeds were used by PERF to purchase from Pacific Gas and Electric Company the right, known as ‘recovery property,’ to be paid a specified amount from a dedicated rate component to be collected from Pacific Gas and Electric Company’s electricity customers. While PERF is a wholly owned subsidiary of Pacific Gas and Electric Company, it is legally separate from Pacific Gas and Electric Company. The assets, including the recovery property, of PERF are not available to creditors of PG&E Corporation or Pacific Gas and Electric Company, and the recovery property is not legally an asset of PG&E Corporation or Pacific Gas and Electric Company.

Table 13: Pacific Gas and Electric Company
Description of Selected Regulatory Cases

Name	Brief Description	Docket Number

2009 Energy Efficiency Incentive Claim
On June 27, 2011, the Utility filed its 2009 Energy Efficiency (EE) Incentive Claim Application. The Utility requested $32.4 million as an incentive for providing cost-effective energy savings during the 2009 EE program year.  The Utility’s Application complies with those CPUC directives and requirements set forth for the calculation of energy savings and the incentive claim.
A.11-06-028
2012-14 Demand Response Programs and Budgets
On March 1, 2011, the Utility filed its 2012-14 Demand Response (DR) Programs and Budget Application. The Utility requests a total electric revenue requirement of $228.0 million for the 2012-14 program cycle. The application would increase 2012 average system electric rates approximately 0.6 percent over 2011 rates. The Utility’s 2012-14 proposed DR efforts will expand the role and use of DR to support evolving California Independent System Operator markets, Smart Grid technologies and the introduction of electric vehicles. The Utility’s application forecasts approximately 1,000 MW of event-based demand response in 2012-2014. A CPUC decision is anticipated by year end.
A.11-03-001
Gas Pipeline Safety Order Instituting Rulemaking
This is a forward-looking CPUC proceeding to establish a new model of natural gas pipeline safety regulation applicable to all California pipelines. On June 9, 2011, the CPUC approved an interim decision in the Gas Pipeline Safety OIR. The decision orders, among other things, that each California natural gas transmission pipeline operator develop an Implementation Plan to achieve a higher standard with respect to pipeline operations.  The Implementation Plans must be filed by August 26, 2011, and must include specific capital and expense estimates and anticipated rate impacts. The Utility’s plan also must include a ratemaking proposal to allocate costs between ratepayers and shareholders.  Hearings are scheduled for November 2011.
R.11-02-019 D.11-03-047 D.11-06-017
Gas Transmission System Records Order Instituting Investigation
This is a formal CPUC investigation to determine whether the Utility violated any rules or requirements pertaining to safety recordkeeping for its gas service and facilities. This proceeding will review the Utility’s safety recordkeeping for the San Bruno, California gas transmission pipeline that ruptured on September 9, 2010. It will also review and determine whether the Utility’s recordkeeping practices for its entire gas transmission system have been unsafe and in violation of the law. A prehearing conference is set for September 6, 2011.
I.11-02-016
Rancho Cordova Order Instituting Investigation
This is a formal CPUC investigation to determine whether the Utility violated any rules or requirements in regards to its gas service and facilities, pertaining to a gas explosion and fire that occurred on December 24, 2008 in Rancho Cordova, California. On June 20, 2011, the Utility and the CPUC’s Consumer Protection and Safety Division requested that the CPUC approve a stipulated resolution of the investigation.  Under the stipulation, the Utility will pay a penalty of $26 million.
I.10-11-013
Transmission Owner (“TO”) 13 Rate Case
On April 28, 2011, the Utility filed with FERC a request to approve an uncontested settlement of the Utility’s electric Transmission Owner rate case.  The settlement, if approved, will increase the annual retail revenue requirement from $875 million to $934 million with rates effective March 1, 2011.  It is expected that FERC will act on the settlement by the end of Q3 2011.
ER10-2026-000

Table 13 (continued): Pacific Gas and Electric Company
Description of Selected Regulatory Cases

Name	Brief Description	Docket Number

2010 Long Term Procurement Plan (“LTPP”)
This is a CPUC proceeding to ensure a reliable and cost-effective electricity supply in California through integration and refinement of a comprehensive set of procurement policies to meet system capacity needs and to adopt a set of products, processes and procurement strategies to serve bundled customers.  On March 25, 2011, the Utility submitted its proposed Bundled Procurement Plan, establishing the upfront achievable standards and criteria for procuring products and executing procurement strategies for bundled customers.  On July 1, 2011, the Utility filed its proposals on various procurement policies and rules related to bid evaluation criteria to effectively compare competing offers for utility-owned generation and Power Purchase Agreement bids, Greenhouse Gas products and risk management strategies, and procurement oversight rules.  Also on July 1, 2011, the Utility, jointly with SCE and SDG&E (Joint Utilities), filed the System Resource Plan.  The Joint Utilities state that renewable resource integration needs cannot be determined at this time given the complexity of the modeling approach and the uncertainty of the impact on the California system from increasing renewable generation.
R.10-05-006
Nuclear Relicensing
On January 29, 2010, the Utility filed an application with the CPUC to recover the costs associated with renewal of the Diablo Canyon Power Plant operating licenses for Units 1 and 2 for an additional 20 years to 2044 and 2045.  The Utility estimates that these costs will total $85 million.  The application requests authority to recover in rates, starting January 1, 2015, an initial revenue requirement of $21.6 million for costs associated with obtaining the federal and state approvals required to seek license renewal.  On April 11, 2011, the Utility requested that the Nuclear Regulatory Commission (NRC) delay final action on the Utility’s renewal application until after the Utility completes additional seismic studies and submits a report to the NRC addressing the results of those studies.  On July 7, 2011, the CPUC held a law and motion hearing to discuss motions to dismiss filed by the Alliance for Nuclear Responsibility and Californians for Renewable Energy, as well as the joint motion to suspend filed by the Utility and TURN.  It is expected that a ruling will be issued in Q3 2011.
A.10-01-022
2011 General Rate Case (“GRC”)
On May 5, 2011, the CPUC issued a final Phase I GRC decision approving a total revenue requirement increase of $450 million in comparison to previously authorized revenues.  The final decision allows the Utility to earn a 6.3 percent rate of return on conventional electric meters replaced by SmartMeters™ and reduces the remaining amortization period on the meters from 18 years to 6 years.  Related to conventional electric meters, the decision adds $55 million of revenue to the original $395 million increase agreed upon in the October 15, 2010, settlement agreement, including $29 million in return and $26 million in incremental amortization related to the shortened amortization period.  Revenue requirements authorized by the decision are effective January 1, 2011.
The final decision also mandates additional reporting requirements including (1) annual reports comparing budgeted and recorded spending by major work categories and, in the Utility’s next GRC, a description of any cost deferrals or reallocations that apply to the costs set forth in the settlement agreement, and (2) semi-annual reports related to gas distribution pipeline safety.
A.09-12-020 A.10-03-014 D.11-05-018

Table 13 (continued): Pacific Gas and Electric Company
Description of Selected Regulatory Cases

Name	Brief Description	Docket Number

Request for New Generation Offers and Potential New Utility-Owned Generation

On December 16, 2010, the CPUC approved the Utility’s purchase and sale agreement (PSA) with Contra Costa Generating Station LLC for the development and construction of the Oakley Generating Station, a proposed 586-megawatt natural gas-fired generation facility to be located in Oakley, California.  On January 16, 2011, several consumer interest and environmental groups filed applications for rehearing of the CPUC’s decision, which the CPUC rejected on May 26, 2011.  Two intervening parties that opposed the CPUC’s approval of the Oakley PSA throughout the course of the proceeding have challenged the Commission’s decisions by filing for judicial review in the appellate courts.
A.09-09-021 D.10-07-045 D.10-12- 050 D.11-05-049
2011 Gas Transmission and Storage (“GT&S”) Rate Case
On April 14, 2011, the CPUC issued a final decision in the Utility’s 2011 Gas Transmission and Storage (GT&S) rate case, which approved the Gas Accord V settlement agreement and set the rates and terms and conditions of the Utility’s gas transmission and storage services for a four-year period beginning January 1, 2011. The CPUC authorized a 2011 natural gas transmission and storage revenue requirement of $514 million, an increase of $52 million over the 2010 adopted revenue requirement.  The decision also provides for a revenue sharing mechanism by which any under- or over-collection of GT&S revenue requirements would be shared with customers based on the following negotiated terms: 50% for backbone, 75% for local transmission, and 75% for storage. With the exception of storage, where the Utility will be at risk for 100% of a net under-collection, the mechanism provides for symmetrical sharing (i.e., upside and downside). The decision also requires the Utility to file a semi-annual safety report beginning October 1, 2011, verifying and detailing the Utility’s use of funds budgeted for pipeline safety, reliability and integrity projects and activities.

The CPUC also added a new phase to the GT&S rate case to address the immediate actions that the CPUC and the Utility may take to ensure the integrity, safety, and reliability of the Utility’s GT&S operations during the upcoming four-year rate case cycle. On July 14, 2011, the Commission issued a final decision in the new safety phase, ordering PG&E to incorporate certain protocols and procedures into existing public safety and training efforts, emergency operations plan, dispatch procedures, and customer education efforts.
A.09-09-013 D.11-04-031

Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, or PG&E Corporation and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 14: PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating Revenues
Electric	$2,889	$2,515	$5,506	$5,025
Natural gas	795	717	1,775	1,682
Total operating revenues	3,684	3,232	7,281	6,707
Operating Expenses
Cost of electricity	906	863	1,794	1,783
Cost of natural gas	258	247	766	742
Operating and maintenance	1,236	959	2,463	1,950
Depreciation, amortization, and decommissioning	592	468	1,082	919
Total operating expenses	2,992	2,537	6,105	5,394
Operating Income	692	695	1,176	1,313
Interest income	3	2	5	4
Interest expense	(175)	(175)	(351)	(343)
Other income (expense), net	21	2	38	(4)
Income Before Income Taxes	541	524	868	970
Income tax provision	176	187	300	372
Net Income	365	337	568	598
Preferred stock dividend requirement of subsidiary	3	4	7	7
Income Available for Common Shareholders	$362	$333	$561	$591
Weighted Average Common Shares Outstanding, Basic	399	373	397	372
Weighted Average Common Shares Outstanding, Diluted	400	390	399	389
Net Earnings Per Common Share, Basic	$0.91	$0.88	$1.41	$1.56
Net Earnings Per Common Share, Diluted	$0.91	$0.86	$1.41	$1.54
Dividends Declared Per Common Share	$0.46	$0.46	$0.91	$0.91

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Table 15: PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	June 30,	December 31,
(in millions)	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$350	$291
Restricted cash ($35 and $38 related to energy recovery bonds at June 30, 2011 and December 31, 2010, respectively)	367	563
Accounts receivable
Customers (net of allowance for doubtful accounts of $79 and $81 at June 30, 2011 and December 31, 2010, respectively)	894	944
Accrued unbilled revenue	691	649
Regulatory balancing accounts	1,490	1,105
Other	864	794
Regulatory assets	644	599
Inventories
Gas stored underground and fuel oil	143	152
Materials and supplies	213	205
Income taxes receivable	175	47
Other	291	193
Total current assets	6,122	5,542
Property, Plant, and Equipment
Electric	34,454	33,508
Gas	11,675	11,382
Construction work in progress	1,547	1,384
Other	15	15
Total property, plant, and equipment	47,691	46,289
Accumulated depreciation	(15,564)	(14,840)
Net property, plant, and equipment	32,127	31,449
Other Noncurrent Assets
Regulatory assets ($550 and $735 related to energy recovery bonds at June 30, 2011 and December 31, 2010, respectively)	5,905	5,846
Nuclear decommissioning trusts	2,069	2,009
Income taxes receivable	489	565
Other	606	614
Total other noncurrent assets	9,069	9,034
TOTAL ASSETS	$47,318	$46,025

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Table 15 (continued): PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	June 30,	December 31,
(in millions, except share amounts)	2011	2010
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$1,210	$853
Long-term debt, classified as current	50	809
Energy recovery bonds, classified as current	413	404
Accounts payable
Trade creditors	1,103	1,129
Disputed claims and customer refunds	674	745
Regulatory balancing accounts	529	256
Other	426	379
Interest payable	827	862
Income taxes payable	149	77
Deferred income taxes	134	113
Other	1,507	1,558
Total current liabilities	7,022	7,185
Noncurrent Liabilities
Long-term debt	11,466	10,906
Energy recovery bonds	223	423
Regulatory liabilities	4,654	4,525
Pension and other postretirement benefits	2,317	2,234
Asset retirement obligations	1,582	1,586
Deferred income taxes	5,945	5,547
Other	2,068	2,085
Total noncurrent liabilities	28,255	27,306
Commitments and Contingencies (Note 10)
Equity
Shareholders’ Equity
Preferred stock	-	-
Common stock, no par value, authorized 800,000,000 shares, 401,657,362 shares outstanding at June 30, 2011 and 395,227,205 shares outstanding at December 31, 2010	7,171	6,878
Reinvested earnings	4,802	4,606
Accumulated other comprehensive loss	(184)	(202)
Total shareholders’ equity	11,789	11,282
Noncontrolling Interest – Preferred Stock of Subsidiary	252	252
Total equity	12,041	11,534
TOTAL LIABILITIES AND EQUITY	$47,318	$46,025

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Table 16: PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Six Months Ended
	June 30,
(in millions)	2011	2010
Cash Flows from Operating Activities
Net income	$568	$598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	1,198	1,038
Allowance for equity funds used during construction	(41)	(57)
Deferred income taxes and tax credits, net	397	(3)
Other	22	-
Effect of changes in operating assets and liabilities:
Accounts receivable	(82)	(47)
Inventories	1	(20)
Accounts payable	162	7
Income taxes receivable/payable	66	458
Other current assets and liabilities	(202)	(275)
Regulatory assets, liabilities, and balancing accounts, net	(324)	(263)
Other noncurrent assets and liabilities	140	(63)
Net cash provided by operating activities	1,905	1,373
Cash Flows from Investing Activities
Capital expenditures	(1,897)	(1,786)
Decrease in restricted cash	198	50
Proceeds from sales and maturities of nuclear decommissioning trust investments	1,007	685
Purchases of nuclear decommissioning trust investments	(969)	(696)
Other	(44)	4
Net cash used in investing activities	(1,705)	(1,743)
Cash Flows from Financing Activities
Borrowings under revolving credit facilities	150	30
Repayments under revolving credit facilities	(75)	-
Net issuances of commercial paper, net of discount of $2 in 2011 and $1 in 2010	265	693
Proceeds from issuance of long-term debt, net of discount and issuance costs of $2 in 2011 and $5 in 2010	298	295
Short-term debt matured	-	(500)
Long-term debt matured	(500)	-
Energy recovery bonds matured	(191)	(182)
Common stock issued	257	89
Common stock dividends paid	(349)	(320)
Other	4	3
Net cash provided by (used in) financing activities	(141)	108
Net change in cash and cash equivalents	59	(262)
Cash and cash equivalents at January 1	291	527
Cash and cash equivalents at June 30	$350	$265

Table 16 (continued): PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(330)	$(309)
Income taxes, net	8	36
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$183	$178
Capital expenditures financed through accounts payable	229	209
Noncash common stock issuances	12	253

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in
PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Table 17: Pacific Gas and Electric Company
Condensed Consolidated Statements of Income
(in millions)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating Revenues
Electric	$2,888	$2,515	$5,504	$5,025
Natural gas	795	717	1,775	1,682
Total operating revenues	3,683	3,232	7,279	6,707
Operating Expenses
Cost of electricity	906	863	1,794	1,783
Cost of natural gas	258	247	766	742
Operating and maintenance	1,229	958	2,454	1,948
Depreciation, amortization, and decommissioning	592	468	1,082	919
Total operating expenses	2,985	2,536	6,096	5,392
Operating Income	698	696	1,183	1,315
Interest income	2	2	4	4
Interest expense	(169)	(164)	(340)	(320)
Other income (expense), net	16	1	33	(5)
Income Before Income Taxes	547	535	880	994
Income tax provision	189	196	320	391
Net Income	358	339	560	603
Preferred stock dividend requirement	3	4	7	7
Income Available for Common Stock	$355	$335	$553	$596

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in
PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Table 18: Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	June 30,	December 31,
(in millions)	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$110	$51
Restricted cash ($35 and $38 related to energy recovery bonds at June 30, 2011 and December 31, 2010, respectively)	367	563
Accounts receivable
Customers (net of allowance for doubtful accounts of $79 and $81 at June 30, 2011 and December 31, 2010, respectively)	894	944
Accrued unbilled revenue	691	649
Regulatory balancing accounts	1,490	1,105
Other	864	856
Regulatory assets	644	599
Inventories
Gas stored underground and fuel oil	143	152
Materials and supplies	213	205
Income taxes receivable	233	48
Other	285	190
Total current assets	5,934	5,362
Property, Plant, and Equipment
Electric	34,454	33,508
Gas	11,675	11,382
Construction work in progress	1,547	1,384
Total property, plant, and equipment	47,676	46,274
Accumulated depreciation	(15,550)	(14,826)
Net property, plant, and equipment	32,126	31,448
Other Noncurrent Assets
Regulatory assets ($550 and $735 related to energy recovery bonds at June 30, 2011 and December 31, 2010, respectively)	5,905	5,846
Nuclear decommissioning trusts	2,069	2,009
Income taxes receivable	487	614
Other	338	400
Total other noncurrent assets	8,799	8,869
TOTAL ASSETS	$46,859	$45,679

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in
PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Table 18 (continued): Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	June 30,	December 31,
(in millions, except share amounts)	2011	2010
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$1,135	$853
Long-term debt, classified as current	50	809
Energy recovery bonds, classified as current	413	404
Accounts payable
Trade creditors	1,103	1,129
Disputed claims and customer refunds	674	745
Regulatory balancing accounts	529	256
Other	434	390
Interest payable	823	857
Income taxes payable	158	116
Deferred income taxes	142	118
Other	1,307	1,349
Total current liabilities	6,768	7,026
Noncurrent Liabilities
Long-term debt	11,117	10,557
Energy recovery bonds	223	423
Regulatory liabilities	4,654	4,525
Pension and other postretirement benefits	2,255	2,174
Asset retirement obligations	1,582	1,586
Deferred income taxes	6,068	5,659
Other	2,003	2,008
Total noncurrent liabilities	27,902	26,932
Commitments and Contingencies (Note 10)
Shareholders’ Equity
Preferred stock	258	258
Common stock, $5 par value, authorized 800,000,000 shares, 264,374,809 shares outstanding at June 30, 2011 and December 31, 2010	1,322	1,322
Additional paid-in capital	3,496	3,241
Reinvested earnings	7,290	7,095
Accumulated other comprehensive loss	(177)	(195)
Total shareholders’ equity	12,189	11,721
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,859	$45,679

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in
PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Table 19: Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Six Months Ended
	June 30,
(in millions)	2011	2010
Cash Flows from Operating Activities
Net income	$560	$603
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	1,175	1,016
Allowance for equity funds used during construction	(41)	(57)
Deferred income taxes and tax credits, net	408	(1)
Other	22	-
Effect of changes in operating assets and liabilities:
Accounts receivable	(1)	(81)
Inventories	1	(20)
Accounts payable	140	4
Income taxes receivable/payable	66	475
Other current assets and liabilities	(186)	(265)
Regulatory assets, liabilities, and balancing accounts, net	(324)	(263)
Other noncurrent assets and liabilities	114	(29)
Net cash provided by operating activities	1,934	1,382
Cash Flows from Investing Activities
Capital expenditures	(1,897)	(1,786)
Decrease in restricted cash	198	50
Proceeds from sales and maturities of nuclear decommissioning trust investments	1,007	685
Purchases of nuclear decommissioning trust investments	(969)	(696)
Other	11	11
Net cash used in investing activities	(1,650)	(1,736)
Cash Flows from Financing Activities
Net issuances of commercial paper, net of discount of $2 in 2011 and $1 in 2010	265	693
Proceeds from issuance of long-term debt, net of discount and issuance costs of $2 in 2011 and $5 in 2010	298	295
Short-term debt matured	-	(500)
Long-term debt matured	(500)	-
Energy recovery bonds matured	(191)	(182)
Preferred stock dividends paid	(7)	(7)
Common stock dividends paid	(358)	(358)
Equity contribution	255	130
Other	13	9
Net cash provided by (used in) financing activities	(225)	80
Net change in cash and cash equivalents	59	(274)
Cash and cash equivalents at January 1	51	334
Cash and cash equivalents at June 30	$110	$60

Table 19 (continued): Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(319)	$(287)
Income taxes, net	6	34
Supplemental disclosures of noncash investing and financing activities
Capital expenditures financed through accounts payable	$229	$209

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in
PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.